UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.   )
Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement
Blue Owl Capital Inc.
(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Blue Owl Capital Inc.
399 Park Avenue, 37th Floor
New York, New York 10022
NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
To the Stockholders of Blue Owl Capital Inc.:
We are delivering this Notice and the accompanying Information Statement to inform our stockholders that on February 20, 2025, stockholders of Blue Owl Capital Inc. (the “Company,” “our” or “we”) representing a majority of the voting power of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Shares”), Class B common stock, par value $0.0001 per share (the “Class B Shares”), Class C common stock, par value $0.0001 per share (the “Class C Shares”) and Class D common stock, par value $0.0001 per share (the “Class D Shares”), voting together as a single class, adopted resolutions by written consent, in lieu of a meeting of stockholders, to amend and restate our Certificate of Incorporation (the “Existing Charter”) as set forth in the Amended and Restated Certificate of Incorporation attached to the accompanying Information Statement as Annex A (the “Amended and Restated Charter”).
The Amended and Restated Charter was approved by written consent (the “Consent”) of stockholders representing a majority of the voting power of the Company’s outstanding voting stock, voting together as a single class (“Consenting Shareholders”), pursuant to Section 228 of the Delaware General Corporation Law and Section 8.1 and Article 14 of the Existing Charter. All necessary corporate approvals in connection with the adoption of the Amended and Restated Charter have been obtained.
The Information Statement is being furnished to the holders of our common stock that did not execute the Consent pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, solely for the purpose of informing our stockholders of this corporate action before it takes effect. In accordance with Rule 14c-2 under the Exchange Act, we plan to file the Amended and Restated Charter on or about April 1, 2025, and in any event no earlier than twenty (20) calendar days following the mailing of this Notice and the accompanying Information Statement.
The Amended and Restated Charter was approved and recommended by our Board of Directors prior to the stockholder action by written consent described in the accompanying Information Statement.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
You have the right to receive this Notice and the accompanying Information Statement if you were a stockholder of record of the Company at the close of business on February 21, 2025.

By Order of the Board of Directors

/s/ [•]
Neena A. Reddy
General Counsel and Secretary
[•], 2025

Blue Owl Capital Inc.
399 Park Avenue, 37th Floor
New York, New York 10022
INFORMATION STATEMENT
General
In this Information Statement, unless the context otherwise requires, “Blue Owl Capital Inc.,” the “Company,” “we,” “us” and “our” and similar expressions refer to Blue Owl Capital Inc., a Delaware corporation.
This Information Statement is being sent to inform our stockholders that we have obtained a written consent (the “Consent”) from the stockholders representing a majority of the voting power of the Company’s outstanding Class A Shares, Class B Shares, Class C Shares and Class D Shares, voting together as a single class to amend and restate the Company’s Existing Charter as set forth in the Amended and Restated Charter attached to this Information Statement as Annex A.
This Information Statement is being mailed on or about [•], 2025 to the Company’s stockholders of record as of February 21, 2025 (the “Record Date”) that did not execute the Consent. This Information Statement constitutes notice to our stockholders of corporate actions taken by our stockholders without a meeting as required by Section 228 the Delaware General Corporation Law (the “DGCL”).
We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement. We will require brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Class A Shares held by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such materials.
The date of this Information Statement is [•], 2025.
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
The Action by Written Consent
As of the Record Date, the stockholders who executed the Consent approving the Amended and Restated Charter (the “Consenting Stockholders”), as described herein, beneficially owned 464,105,260 Class C Shares, representing 464,105,260 votes, and 172,712,700 Class D Shares, representing 2,740,603,847 votes. No payment was made to any person or entity in consideration of execution of the Consent.
Voting and Vote Required
The Company is not seeking consents, authorizations or proxies from you. Section 8.1 and Article 14 of the Existing Charter provide that any amendment to the Existing Charter may be taken at a meeting of stockholders or by written approval of a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
As of the Record Date there were 611,158,029 Class A Shares, zero Class B Shares, 620,259,325 Class C Shares and 310,415,409 Class D Shares outstanding and entitled to vote. As of the date of this Information Statement there were [•] Class A Shares, zero Class B Shares, [•] Class C Shares and [•] Class D Shares outstanding.
On the Record Date, the Consenting Stockholders beneficially owned zero Class B Shares, representing zero votes, 464,105,260 Class C Shares, representing 464,105,260 votes, and 172,712,700 Class D Shares, representing 2,740,603,847 votes, due to the B/D Voting Power (as defined in the Existing Charter), which collectively represent a majority of the votes entitled to be cast by the outstanding Class A Shares, Class B Shares, Class C Shares and Class D Shares, voting together as a single class. Accordingly, the Consent executed by the Consenting Stockholders pursuant to Section 8.1 and Article 14 of the Existing Charter is sufficient to approve the Amended and Restated Charter and no further stockholder action is required to approve this matter.

Notice Pursuant to Section 228
Pursuant to Section 228 of the DGCL, the Company is required to provide prompt notice of the taking of a corporate action by written consent of stockholders to the Company’s stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by Section 228 of the DGCL.
Dissenters’ Rights of Appraisal
The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters discussed in this Information Statement.
APPROVAL OF THE RESTATED CERTIFICATE OF INCORPORATION
Description of Amendments to the Existing Charter Contained in the Amended and Restated Charter
On February 20, 2025, the Board of Directors of the Company (the “Board”) adopted resolutions authorizing the amendment and restatement of the Existing Charter in order to, among other things, delete references to Blue Owl Capital Carry LP, a Delaware limited partnership (“Blue Owl Carry”), the Common Units of Blue Owl Carry and its governing agreements due to the changes in the Company’s organizational structure resulting from the Internal Reorganization (as defined below), as well as certain additional immaterial, conforming and technical changes. On February 20, the Amended and Restated Charter was approved by the written consent of stockholders of the Company representing a majority of the voting power of the outstanding Class A Shares, Class B Shares, Class C Shares and Class D Shares of the Company, voting together as a single class. The Amended and Restated Charter will become effective upon its filing with the Secretary of State of the State of Delaware, which we expect to occur on or about April 1, 2025.
Reasons for and Effects of the Amended and Restated Charter
Cancellation of Blue Owl Carry Common Units
On or about April 1, 2025, the Company and certain of its consolidated subsidiaries expect to enter into a series of transactions (collectively, the “Internal Reorganization”) that the Company believes will simplify the organizational structure of certain of its subsidiaries, including the merger of Blue Owl Carry with a wholly-owned subsidiary of Blue Owl Capital Holdings LP, a Delaware limited partnership (“Blue Owl Holdings”), with Blue Owl Carry continuing as the surviving company and a direct and indirect wholly-owned subsidiary of Blue Owl Holdings.
As a result of the Internal Reorganization, all of the Common Units and Class P Units (as each such term is defined in the Second Amended and Restated Agreement of Limited Partnership of Blue Owl Carry, dated as of October 22, 2021 (the “Carry Partnership Agreement”) of Blue Owl Carry) previously outstanding will be canceled for no consideration and Blue Owl Carry will become a direct and indirect wholly-owned subsidiary of Blue Owl Holdings. The Class C Shareholders and Class D Shareholders who previously held an equal number of Common Units in each of Blue Owl Holdings and Blue Owl Carry will instead hold a single class of Common Units in Blue Owl Holdings and Blue Owl Carry will become a direct and indirect wholly-owned subsidiary of Blue Owl Holdings.
This summary does not purport to be complete and is qualified in its entirety by the relevant provisions of the Amended and Restated Charter, which is attached to this Information Statement as Annex A.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS
Pursuant to the rules of the SEC, we and the services that we employ to deliver communications to our stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this Information Statement. Upon written or oral request, we will deliver a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and who wishes to receive a separate copy of this Information Statement. Stockholders receiving multiple copies of this Information Statement may likewise request that we deliver single copies of such documents in the future. Stockholders may notify us of their requests by calling or writing us at:
Blue Owl Capital Inc.
399 Park Avenue, 37th Floor
New York, New York 10022
Attention: Investor Relations Department
Telephone: (212) 419-3000
Email: blueowlir@blueowl.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our Class A Shares, Class C Shares and Class D Shares as of February 21, 2025, with respect to (i) each person known by us to beneficially own 5% or more of our outstanding Class A Shares, Class C Shares or our Class D Shares; (ii) each member of the Board and each named executive officer; and (iii) the members of the Board and our executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof. The aggregate voting power of the Class B Shares and Class D Shares represents 80% of the total voting power of all shares of capital stock of the Company. The percentage of total voting power set forth in the table below is calculated based on this percentage.
The following beneficial ownership percentages are based on 611,158,029 Class A Shares, zero Class B Shares, 620,259,325 Class C Shares and 310,415,409 Class D Shares issued and outstanding as of February 21, 2025.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

	Class A Shares Beneficially Owned(2)		Class C Shares Beneficially Owned		Class D Shares Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(1)	Shares	Percent	Shares	Percent	Shares	Percent
Directors and Executive Officers of Blue Owl
Douglas I. Ostrover(3)†	—	—%	66,773,794	10.8%	172,712,700	55.6%	45.6%
Marc S. Lipschultz(4)†	—	—%	—	—%	—	—%	—%
Michael D. Rees(5)†	—	—%	—	—%	137,702,709	44.4%	35.5%
Alan Kirshenbaum(6)†	—	—%	—	—%	—	—%	—%
Craig W. Packer(7)†	—	—%	—	—%	—	—%	—%
Sean Ward(8)†	102,114	*	—	—%	—	—%	*
Marc Zahr(9)	—	—%	45,507,772	7.3%	—	—%	*
Dana Weeks(10)	38,575	*	—	—%	—	—%	*
Claudia Holz(11)	68,575	*	—	—%	—	—%	*
Andrew S. Komaroff	—	—%	—	—%	—	—%	—%
Andrew Polland(12)	34,420	*	—	—%	—	—%	*
Neena A. Reddy	24,313	*	—	—%	—	—%	*
Stacy Polley(13)	38,575	*	—	—%	—	—%	*
All Directors and Executive Officers of Blue Owl as a Group (13 Individuals)	306,572	*	112,281,566	18.1%	310,415,409	100.0%	81.8%

Five Percent Holders
Owl Rock Capital Feeder LLC(3)(14)†	—	—%	66,773,794	10.8%	172,712,700	55.6%	45.6%
OSREC Feeder, LP(9)	—	—%	45,507,772	7.3%	—	—%	*
BB Holdings AA LP and Affiliates(15)	33,500,000	5.5%	—	—%	—	—%	*
Dyal Capital SLP LP(16)†	—	—%	—	—%	137,702,709	44.4%	35.5%
NBSH Blue Investments, LLC(17)	—	—%	397,331,466	64.1%	—	—%	6.5%
Capital International Investors(18)	47,932,432	7.8%	—	—%	—	—%	*

	Class A Shares Beneficially Owned(2)		Class C Shares Beneficially Owned		Class D Shares Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(1)	Shares	Percent	Shares	Percent	Shares	Percent
The Vanguard Group(19)	40,480,663	6.6%	—	—%	—	—%	*
Capital World Investors(20)	63,175,751	10.3%	—	—%	—	—%	1.0%
FMR LLC(21)	45,241,160	7.4%	—	—%	—	—%	*

†
Our founders and senior members of management who hold, or in the future may hold, Class B Shares and Class D Shares (the “Principals”), Owl Rock Capital Feeder LLC and Dyal Capital SLP LP have agreed to vote the securities reported as beneficially owned by Owl Rock Capital Feeder LLC and Dyal Capital SLP LP in favor of each other’s director designees. Such agreement may be deemed to create a group that beneficially owns all of the securities by each of Owl Rock Capital Feeder LLC and Dyal Capital SLP LP, which holdings would represent 81.1% of the Company’s aggregate voting power.

*	Less than one percent.
(1)	Unless otherwise noted, the addresses of each of the Company’s directors, officers and five percent holders is 399 Park Avenue, 37th Floor, New York, NY 10019.
(2)
Does not include (a) restricted stock units (“RSUs”) granted under the 2021 Omnibus Plan, as amended from time to time (the “2021 Omnibus Plan”) as follows: (i) Neena A. Reddy — 466,881, (ii) Andrew Polland — 314,493 and (iii) Sean Ward — 369,677 or (b) profit interests (“Incentive Units”) issued under the 2021 Omnibus Plan as follows: (i) Alan Kirshenbaum — 3,600,000, (ii) Andrew Polland — 832,038, (iii) Neena A. Reddy — 1,760,569, (iv) Sean Ward — 1,684,804, (v) Marc S. Lipschultz — 4,034,969, (vi) Marc Zahr — 2,922,781, (vii) Michael D. Rees — 3,738,909, (viii) Douglas I. Ostrover — 4,034,969 and (ix) Craig W. Packer — 3,067,920. Each RSU represents the contingent right to receive one Class A Share upon vesting and each Incentive Unit upon vesting and when settled will be issued an equal number of Common Units and either Class C or Class D Shares, as applicable. Common Units may be exchanged (after expiration of any applicable lock-up and cancellation of an equal number of Class C Shares or Class D Shares, as applicable) from time to time at the request of the holder for an equal number of newly issued Class A Shares or Class B Shares, as applicable (or at the election of an exchange committee of Blue Owl Capital GP Holdings LLC and Blue Owl Capital GP LLC (collectively, “Blue Owl GP”), a cash payment equal to the five-day volume weighted average price of shares of Class A Shares immediately prior to the applicable exchange date).

(3)
Owl Rock Capital Partners LP, as the managing member of Owl Rock Capital Feeder LLC, exercises voting control over 38,534,736 Class D Shares and an equal number of Common Units on behalf of Mr. Ostrover; 15,727,292 Class D Shares and an equal number of Common Units on behalf of Mr. Ostrover’s spouse; and 18,087,459 Class D Shares and an equal number of Common Units on behalf of The Douglas I. Ostrover 2016 Descendants’ Trust over which Mr. Ostrover has sole investment and voting power. Due to certain provisions in the organizational documents of Owl Rock Capital Partners LP, Mr. Ostrover may be deemed to beneficially own such Class D Shares and Common Units that are held on his behalf by Owl Rock Capital Feeder LLC. Mr. Ostrover expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Owl Rock Capital Feeder LLC, including any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares. 43,409,692 Common Units held on behalf of Mr. Ostrover and his spouse have been pledged to a financial institution.

(4)
The number of shares and class ownership percentages reported for Marc S. Lipschultz exclude Class D Shares and Common Units for which Owl Rock Capital Partners LP, as the managing member of Owl Rock Capital Feeder LLC, exercises voting control, including: 21,912,440 Class D Shares and an equal number of Common Units held on behalf of Mr. Lipschultz; 24,231,887 Class D Shares and an equal number of Common Units held on behalf of Mr. Lipschultz’s spouse; and 11,550,711 Class D Shares and an equal number of Common Units held on behalf of the Lipschultz Family OR Trust over which Mr. Lipschultz has sole investment and voting power. Mr. Lipschultz expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Owl Rock Capital Feeder LLC, and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares. 33,000,000 Common Units held on behalf of Mr. Lipschultz, his spouse and the Lipschultz Family OR Trust have been pledged to a financial institution.

(5)
Dyal Capital SLP LP holds 78,472,092 Class D Shares and an equal number of Common Units, on behalf of Mr. Rees, his spouse, or one or more entities controlled by him. By virtue of Mr. Rees’s indirect control of the general partner of and his indirect interests in Dyal Capital SLP LP, Mr. Rees may be deemed to beneficially own all of the Class D Shares and Common Units held on his behalf by Dyal Capital SLP LP. Mr. Rees expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Dyal Capital SLP, LP, including any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares.

(6)
The number of shares and class ownership percentages reported for Alan Kirshenbaum exclude Class D Shares and Common Units for which Owl Rock Capital Partners LP, as the managing member of Owl Rock Capital Feeder LLC, exercises voting control, including: 57,696 Class D Shares and an equal number of Common Units held on behalf of Mr. Kirshenbaum. Mr. Kirshenbaum expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Owl Rock Capital Feeder LLC, and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares.

(7)
The number of shares and class ownership percentages reported for Craig Packer exclude Class D Shares and Common Units for which Owl Rock Capital Partners LP, as the managing member of Owl Rock Capital Feeder LLC, exercises voting control, including: 25,348,731 Class D Shares and an equal number of Common Units held on behalf of Mr. Packer; 4,886,388 Class D Shares and an equal number of Common Units held on behalf of Mr. Packer’s spouse; and 4,393,421 Class D Shares and an equal number of Common Units held on behalf of Packer Family Trust 2017 (over which Mr. Packer has sole investment and voting power). Mr. Packer expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Owl Rock Capital Feeder LLC, and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares.

(8)
Sean Ward directly holds 102,114 Class A Shares. The number of shares and class ownership percentages reported for Mr. Ward exclude 17,138,152 Class D Shares and an equal number of Common Units held by Dyal Capital SLP LP on behalf of Mr. Ward, his spouse or one or more entities controlled by him. Mr. Ward expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Dyal Capital SLP LP, as applicable, and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares.

(9)	OSREC Feeder, LP, a Delaware limited partnership, holds 45,507,772 Class C Shares and an equal number of Common Units on behalf of Augustus, LLC, an investment vehicle controlled by Marc Zahr.
(10)	Includes 10,887 Class A Shares to be received upon vesting on May 15, 2025, of RSUs granted under the 2021 Omnibus Plan and 27,688 Class A Shares that Ms. Weeks holds directly.
(11)
Includes 10,887 Class A Shares to be received upon vesting on May 15, 2025, of RSUs granted under the 2021 Omnibus Plan, 30,000 Class A Shares held by the spouse of Ms. Holz and 27,688 Class A Shares that Ms. Holz holds directly.

(12)
Andrew Polland directly holds 34,420 Class A Shares. The number of shares and class ownership percentages reported for Mr. Polland exclude 74,687 Class D Shares and an equal number of Common Units held by Dyal Capital SLP LP on behalf of Mr. Polland, his spouse or one or more entities controlled by him. Mr. Polland expressly disclaims beneficial ownership of such Class D Shares and Common Units that are held by Dyal Capital SLP LP and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares.

(13)	Includes 10,887 Class A Shares to be received upon vesting on May 15, 2025, of RSUs granted under the 2021 Omnibus Plan and 27,688 Class A Shares that Ms. Polley holds directly.
(14)
Owl Rock Capital Partners LP, as the managing member of Owl Rock Capital Feeder LLC, exercises voting control over 172,712,700 Class D Shares on behalf of the Owl Rock Principals and 66,773,794 Class C Shares on behalf of Dyal Capital Partners IV Holdings (A) LP. Owl Rock Capital Partners LP is managed by Owl Rock Capital Partners (GP) LLC, which is governed by an executive committee comprised of Messrs. Ostrover, Lipschultz and Packer, with decisions over certain matters requiring the vote of Mr. Ostrover. As such, Mr. Ostrover may be deemed to beneficially own all such Class C Shares, Class D Shares and Common Units. Each of the foregoing individuals and entities disclaims beneficial ownership of the Class C Shares, Class D Shares and Common Units held by Owl Rock Capital Feeder LLC.

(15)
Based solely upon information contained in the Schedule 13G/A filed with the SEC on November 13, 2024. Includes 3,500,000 Class A Shares directly held by BB Holdings AC LP, a Delaware limited partnership (“BB Holdings AC”), 20,000,000 Class A Shares directly held by BB Holdings AA LP, a Delaware limited partnership (“BB Holdings AA” and, together with BB Holdings AC, the “ICQ Limited Partnerships”) and 10,000,000 Class A Shares directly held by Co-Investment Portfolio 2021 LP, a Delaware limited partnership (“Co-Investment Portfolio 2021”). Tactical Opportunities Portfolio 2020 LP, a Delaware limited partnership (“Tactical Opportunities 2020”, and together with the ICQ Limited Partnerships, the “Limited Partnerships”) does not beneficially own any shares of Class A Common Stock and beneficially owns 0.0% of the outstanding Class A Common Stock and its combined voting power of the Class A Common Stock. ICQ BB GP, LLC, a Delaware limited liability company, (“ICQ BB”), the general partner of ICQ Limited Partnerships, may be deemed to beneficially own 23,500,000 Class A Shares, held by the ICQ Limited Partnerships. ICQ Co-Investment II TT GP, LLC, a Delaware limited liability company (“ICQ Co-Investment”), the general partner of Co-Investment Portfolio GP, may be deemed to beneficially own 10,000,000 Class A Shares, beneficially owned by the Co-Investment Portfolio GP. Co-Investment Portfolio GP II LP, a Delaware limited partnership (“Co-Investment Portfolio GP”), the general partner of Co-Investment Portfolio 2021, may be deemed to beneficially own 10,000,000 Class A Shares, held by Co-Investment Portfolio 2021. Tactical Opportunities Portfolio GP, LP, a Delaware limited partnership (“Tactical Opportunities Portfolio GP”), the general partner of Tactical Opportunities 2020, does not beneficially own any shares of Class A Common Stock and beneficially owns 0.0% of the outstanding Class A Common Stock and its combined voting power of the Class A Common Stock. ICQ Tactical Opportunities TT GP, LLC, a Delaware limited liability company (“ICQ Tactical Opportunities” and, together with ICQ BB and ICQ Co-Investment, the “Ultimate General Partners”), the general partner of Tactical Opportunities Portfolio GP, does not beneficially own any shares of Class A Common Stock and beneficially owns 0.0% of the outstanding Class A Common Stock and its combined voting power of the Class A Common Stock. Divesh Makan, a citizen of the United States, may be deemed to beneficially own 33,500,000 Class A Shares, held by the Limited Partnerships, Co-Investment Portfolio Funds, Tactical Opportunities Funds and Mr. Makan. Mr. Makan is the managing member of each of the general partners and may be deemed to have voting, investment, and dispositive power with respect to the shares held by the Limited Partnerships. The address of the foregoing entities and person is c/o ICONIQ Capital, 50 Beale Street, Suite 2300, San Francisco, CA 94105.

(16)
By virtue of his indirect control of the general partner of, and his indirect interest in, Dyal Capital SLP LP, Mr. Rees may be deemed to beneficially own the Class D Shares and the Common Units held by Dyal Capital SLP LP. Mr. Rees disclaims beneficial ownership of the Class D Shares and Common Units held by Dyal Capital SLP LP, and any Class A Shares or Class B Shares that may be acquired upon exchange of such Common Units and Class D Shares The business address for each of Mr. Rees and Dyal Capital SLP LP is 399 Park Avenue, 37th Floor, New York, NY 10019.

(17)
Includes 385,228,361 Class C Shares and an equal number of Common Units beneficially owned by NBSH Blue Investments, LLC and 12,103,105 Class C Shares and an equal number of Common Units beneficially owned by NBSH Blue Investments II, LLC. By virtue of the control of NBSH Blue Investments, LLC and NBSH Blue Investments II, LLC by affiliates of NBSH Acquisition, LLC, NBSH Acquisition, LLC may be deemed to beneficially own the Class C Shares beneficially owned by NBSH Blue Investments, LLC and NBSH Blue Investments II, LLC. Three or more individuals are expected to have decision making authority with respect to the Class C Shares held indirectly by NBSH Acquisition, LLC, and therefore no individual is a beneficial holder of the shares held by NBSH Acquisition, LLC. The business address for each of NBSH Acquisition, LLC, NBSH Blue Investments, LLC and NBSH Blue Investments II, LLC is 1290 Avenue of the Americas, New York, NY 10104.

(18)
Based solely upon information contained in the Schedule 13G/A jointly filed with the SEC on November 13, 2024, by and on behalf of Capital International Investors (“CII”), a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., and Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII's divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The address of the principal business office of CII is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(19)
Based solely upon information contained in the Schedule 13G/A jointly filed with the SEC on February 13, 2024, by and on behalf of The Vanguard Group. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd. Malvern, PA 19355.

(20)
Based solely upon information contained in the Schedule 13G/A jointly filed with the SEC on February 9, 2024, by and on behalf of Capital World Investors (“CWI”). CWI is a division of CRMC, as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC), the “investment management entities.” CWI's divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” The address of the principal business office of CWI is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(21)
Based solely upon information contained in the Schedule 13G/A jointly filed with the SEC on February 12, 2025, by and on behalf of FMR LLC and certain of its subsidiaries and affiliates, and other companies that beneficially own, or that may be deemed to beneficially own the securities. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address for each of the persons and entities identified in this footnote is 245 Summer Street, Boston, Massachusetts 02210.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words, other comparable words or other statements that do not relate to historical or factual matters.
The forward-looking statements contained in this Information Statement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks, uncertainties (some of which are beyond our control) or other assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some of these factors are described under the heading “Risk Factors” in our annual report for the year ended December 31, 2024, filed with the SEC on Form 10-K, which is incorporated herein by reference. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in this Information Statement and in our other periodic filings. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and are required to file reports and other information with the SEC. You may inspect and copy these reports and other information without charge at the SEC’s website. The address of this site is http://www.sec.gov.
We will provide without charge to each person, including any beneficial owner, to whom this Information Statement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been incorporated by reference into this Information Statement. You may request copies of those documents from Blue Owl Capital Inc., 399 Park Avenue, 37th Floor, New York, New York 10022. You also may contact us at (212) 419-3000 or by email at blueowlir@blueowl.com or visit our website at http://www.blueowl.com for copies of those documents. Our website and the information contained on our website are not a part of this Information Statement, and you should not rely on any such information. You should rely only on the information contained in this Information Statement and in the documents incorporated by reference.

By Order of the Board of Directors

/s/ [•]
Neena A. Reddy
General Counsel and Secretary
[•], 2025

Annex A
AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BLUE OWL CAPITAL INC.
Blue Owl Capital Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
1. The Corporation is duly incorporated and validly existing as a corporation under the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) under the name Blue Owl Capital Inc.
2. The Corporation was first formed on May 19, 2021, in connection with the domestication of Altimar Acquisition Corp., a Cayman Islands exempted company (“Altimar Cayman”), as a Delaware corporation, and the original certificate of incorporation of the Corporation (the “Original Certificate of Incorporation”) and the certificate of corporate domestication of Altimar Cayman were filed simultaneously with the Secretary of State of the State of Delaware.
3. This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 228, 242 and 245 of the DGCL, amends and restates the Original Certificate of Incorporation and shall be effective as of April 1, 2025 (the “Effective Date”).
4. The Original Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:
ARTICLE I
NAME
Section 1.1 Name. The name of the Corporation is Blue Owl Capital Inc. (the “Corporation”).
ARTICLE II
REGISTERED AGENT
Section 2.1 Address. The registered office of the Corporation in the State of Delaware is 1521 Concord Pike Suite 201, Wilmington, New Castle County, Delaware 19803; and the name of the Corporation’s registered agent at such address is United Agent Group Inc.
ARTICLE III
PURPOSE
Section 3.1 Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
CAPITALIZATION
Section 4.1 Authorized Capital Stock; Rights and Options.
(a) The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,906,875,000 shares, consisting of: (i) 100,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); (ii) 2,500,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (iii) 350,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”); (iv) 1,500,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C Common Stock”); and (v) 350,000,000 shares of Class D common stock, par value $0.0001 per share (“Class D Common Stock” and together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”).

(b) The number of authorized shares of any of the Preferred Stock, Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no separate class vote of the holders of any of the Preferred Stock, Class A Common Stock, the Class B Common Stock, Class C Common Stock or Class D Common Stock shall be required therefor, except as otherwise expressly provided in this Certificate of Incorporation (including pursuant to any certificate of designation relating to any series of Preferred Stock).
(c) The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors of the Corporation (the “Board”). The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.
Section 4.2 Preferred Stock.
(a) The Board is hereby expressly authorized, subject to any limitations prescribed by the DGCL, by resolution or resolutions, at any time and from time to time, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series and to cause to be filed with the Secretary of State of the State of Delaware a certificate of designation with respect thereto. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(b) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to such series).
Section 4.3 Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock are as follows:
(a) Voting Rights.
(i) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class A Common Stock, as such, shall be entitled to one (1) vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class A Common Stock as a separate class are entitled to vote.
(ii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class B Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class B Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class B Common Stock as a separate class are entitled to vote.
(iii) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class C Common Stock, as such, shall be entitled to one (1) vote for each share of Class C Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, including the election or removal of directors, or holders of Class C Common Stock as a separate class are entitled to vote.

(iv) Except as otherwise expressly provided in this Certificate of Incorporation or as provided by law, each holder of record of Class D Common Stock, as such, shall, prior to the Sunset Time, be entitled to the B/D Voting Power for each share of Class D Common Stock held of record by such holder on all matters on which stockholders generally, including the election or removal of directors, or holders of Class D Common Stock as a separate class are entitled to vote.
(v) Except as otherwise expressly provided in this Certificate of Incorporation or required by applicable law and without limiting the rights of any party to the Investor Rights Agreement, the holders of Common Stock having the right to vote in respect of such Common Stock shall vote together as a single class (or, if the holders of one or more series of Preferred Stock are entitled to vote together with the holders of Common Stock having the right to vote in respect of such Common Stock, as a single class with the holders of such other series of Preferred Stock) on all matters submitted to a vote of the stockholders having voting rights generally.
(vi) Notwithstanding the foregoing provisions of this Section 4.3(a), to the fullest extent permitted by law, holders of Common Stock, as such, shall have no voting power under this Certificate of Incorporation with respect to, and shall not be entitled to vote on, any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon under this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or under the DGCL. The foregoing provisions of this clause (vi) shall not limit any voting power granted to holders of Common Stock or any class thereof in the terms of such Preferred Stock.
(b) Dividends and Distributions.
(i) Class A Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class A Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
(ii) Class B Common Stock. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Class B Common Stock with respect to the payment of dividends and other distributions in cash, stock of the Corporation or property of the Corporation, each share of Class B Common Stock shall be entitled to receive, Ratably with other Participating Shares, such dividends and other distributions as may from time to time be declared by the Board in its discretion out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine.
(iii) Class C Common Stock. Dividends and other distributions shall not be declared or paid on the Class C Common Stock.
(iv) Class D Common Stock. Dividends and other distributions shall not be declared or paid on the Class D Common Stock.
(v) Notwithstanding anything to the contrary in the preceding subsections (i)-(iv), dividends may be declared on any one class of Common Stock payable in additional shares of such class if, substantially concurrently therewith, like dividends are declared on each other class of Common Stock payable in additional shares of such other class at the same rate per share.

(c) Liquidation, Dissolution or Winding Up.
(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock or any other class or series of stock having a preference over any Participating Shares as to distributions upon dissolution or liquidation or winding up shall be entitled the remaining assets of the Corporation shall be distributed Ratably to the Participating Shares.
(ii) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, (A) the holders of shares of the Class C Common Stock shall be entitled to receive the par value of such shares of Class C Common Stock and (B) the holders of shares of the Class D Common Stock shall be entitled to receive the par value of such shares of Class D Common Stock, in each case Ratably on a per share basis with the Participating Shares. Other than as set forth in the preceding sentence, the holders of shares of the Class C Common Stock and Class D Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.
(d) Splits. If the Corporation at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise) the number of shares of any class or series of Common Stock into a greater or lesser number of shares, the shares of each other class or series shall be proportionately similarly combined or subdivided. Any adjustment described in this Section 4.3(d) shall become effective at the close of business on the date the combination or subdivision becomes effective.
(e) No Preemptive or Subscription Rights. Without limiting the rights of any party to the Investor Rights Agreement, no holder of shares of Common Stock shall be entitled to preemptive or subscription rights.
(f) Conversion of Class B Common Stock and Class D Common Stock.
(i) Each share of Class B Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class A Common Stock, and each share of Class D Common Stock that is Disqualified Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at the Determination Time into one fully paid and nonassessable share of Class C Common Stock.
(ii) Upon the Sunset Time, (x) each share of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted at such time into one fully paid and nonassessable share of Class A Common Stock; and (y) each share of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted at such time into one fully paid and nonassessable share of Class C Common Stock.
(iii) Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock or Class D Common Stock (as applicable) subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock or Class C Common Stock (as applicable), without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock or Class D Common Stock (as applicable) have been converted into shares of Class A Common Stock or Class C Common Stock (as applicable) as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable, if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock or Class C Common Stock (as applicable) into which such holder’s shares of Class B Common Stock or Class D Common Stock (as applicable) were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.

(g) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock into shares of Class A Common Stock, such number of shares of Class A Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class C Common Stock, solely for the purpose of effecting the conversion of the shares of Class D Common Stock into Class C Common Stock, such number of shares of Class C Common Stock as will from time to time be sufficient to effect conversion of all outstanding shares of Class D Common Stock into shares of Class C Common Stock.
ARTICLE V
CERTAIN MATTERS RELATING TO TRANSFERS
Section 5.1 Exchanges.
(a) The Corporation, Blue Owl Holdings and the other Persons party thereto are parties to the Exchange Agreement.
(b) Subject to (and in accordance with the terms of) the Exchange Agreement:
(i) To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Units with respect to which there are shares of Class C Common Stock associated, the Corporation shall (unless and to the extent the Blue Owl Operating Group Entities have elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class A Common Stock) issue jointly to each Blue Owl Operating Group Entity a number of shares of Class A Common Stock, as requested jointly by the Blue Owl Operating Group Entities, in exchange for an equal number of Common Units of such Blue Owl Operating Group Entity, provided that the aggregate number of shares of Class A Common Stock issued shall not exceed the number of Blue Owl Units surrendered to each Blue Owl Operating Group Entity by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class A Common Stock in exchange for (y) one Blue Owl Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class A Common Stock to the Blue Owl Operating Group Entities as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class A Common Stock, whether to the Blue Owl Operating Group Entities or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class C Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the Corporation or any holder of Class C Common Stock, be transferred to the Corporation and retired for no consideration.
(ii) To the extent that an Exchanging Partner (as defined in the Exchange Agreement) is exchanging Blue Owl Units with respect to which there are shares of Class D Common Stock associated, the Corporation shall (unless and to the extent the Blue Owl Operating Group Entities have elected in accordance with the terms and provisions of the Exchange Agreement to pay cash in lieu of shares of Class B Common Stock) issue jointly to each Blue Owl Operating Group Entity a number of shares of Class B Common Stock, as requested jointly by the Blue Owl Operating Group Entities, in exchange for an equal number of Common Units of such Blue Owl Operating Group Entity, provided that the aggregate number of shares of Class B Common Stock issued shall not exceed the number of Blue Owl Units surrendered to each Blue Owl Operating Group Entity by the exchanging partner thereof. For the avoidance of doubt, the foregoing exchange is intended to be (x) one share of Class B Common Stock in exchange for (y) one Blue Owl Unit. Notwithstanding the foregoing, if the Corporation elects to consummate a Direct Exchange (as defined in the Exchange Agreement), in lieu of issuing such shares of Class B Common Stock to the Blue Owl Operating Group Entities as provided in the first sentence of this paragraph, the Corporation shall instead issue such shares directly to the applicable exchanging partner(s). Concurrently with the issuance of such shares of Class B Common Stock, whether to the Blue Owl Operating Group Entities or directly to the exchanging partner(s) (as applicable), an equivalent number of shares of Class D Common Stock held of record by the applicable exchanging partner(s) shall, automatically and without further action on the part of the Corporation or any holder of Class D Common Stock, be transferred to the Corporation and retired for no consideration.
(iii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock and Class B Common Stock, a sufficient number of shares of Class A Common Stock and Class B Common Stock to permit each Blue Owl Operating Group Entity to satisfy their respective obligations under the Exchange Agreement.
Section 5.2 Additional Issuances. Subject to the DGCL and the other terms of this Certificate of Incorporation and without limitation of the rights of any party to the Investor Rights Agreement, on or following the Incorporation Date, the Corporation may issue from time to time additional shares of Class A Common Stock from the authorized but unissued shares of Class A Common Stock, including as provided in this Certificate of Incorporation. The Corporation shall not issue additional shares of Class B Common Stock, except as provided in this Certificate of Incorporation. In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class. The Corporation shall not issue additional shares of Class C Common Stock or Class D Common Stock, except in connection with the valid issuance of Blue Owl Units in accordance with the Blue Owl Operating Agreements, or except as provided in this Certificate of Incorporation. Following the Incorporation Date, the Corporation shall not issue additional shares of Class E Common Stock or shares of Class F Common Stock (as each such term is defined in the Original Certificate of Incorporation). In addition to any approval otherwise required by the DGCL and this Certificate of Incorporation, the immediately preceding sentence may only be amended by the affirmative vote of the holders of shares of issued and outstanding Class A Common Stock and Class C Common Stock, voting together as a single class.
Section 5.3 Cancellation.
(a) Shares of Class C Common Stock and Class D Common Stock that are reacquired by the Corporation shall not be disposed of out of treasury or otherwise reissued. Any certificates that, prior to the cancelation of such shares of Class C Common Stock or Class D Common Stock, as the case may be, represented shares of Class C Common Stock or Class D Common Stock so cancelled shall, if presented to the Corporation on or after the date of cancellation of such shares, be cancelled.
(b) Shares of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock upon any Transfer of such shares of Class B Common Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class B Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.
(c) Shares of Class D Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class D Common Stock be converted into an equal number of fully paid and nonassessable shares of Class C Common Stock upon any Transfer of such shares of Class D Common Stock, except for a Qualified Transfer. Each outstanding stock certificate that, immediately prior to such conversion, represented one or more shares of Class D Common Stock subject to such conversion will, upon such conversion, be deemed to represent an equal number of shares of Class C Common Stock, without the need for surrender or exchange thereof. The Corporation will, upon the request of any holder whose shares of Class D Common Stock have been converted into shares of Class C Common Stock as a result of such conversion and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class D Common Stock (if any), issue and deliver to such holder certificate(s) representing the shares of Class C Common Stock into which such holder’s shares of Class D Common Stock were converted as a result of such conversion (if such shares are certificated) or, if such shares are uncertificated or the stockholder otherwise consents, register such shares in book-entry form.
(d) If the Corporation has reason to believe that a Transfer giving rise to a conversion of shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred but has not theretofore been reflected on the books of the Corporation, the Corporation may request that the holder of such shares furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to determine whether a conversion of such shares of Class B Common Stock into Class A Common Stock or shares of Class D Common Stock into Class C Common Stock has occurred, and if such holder does not within twenty-five (25) days after the date of such request furnish sufficient evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such conversion has occurred, any such shares of Class B Common Stock or shares of Class D Common Stock, as applicable, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock or shares of Class C Common Stock, as applicable, as of the date of the Transfer in question and the same will thereupon be registered on the books, records and stock ledger of the Corporation. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of the stockholders is not prohibited at such time under the DGCL or this Certificate of Incorporation), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.
Section 5.4 Certain Restrictions on Transfer.
(a) No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with applicable federal and state securities laws.
(b) No Transfer of shares of Class C Common Stock or Class D Common Stock may be made, unless such Transferor also Transfers an equal number of Blue Owl Units to the applicable Transferee in accordance with the terms and conditions of the Blue Owl Operating Agreements.
(c) The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this Section 5.4 and remove such restrictive legends at the time the applicable restrictions under this Section 5.4 are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this Section 5.4 are uncertificated, the Corporation shall give notice of the restrictions set forth in this Section 5.4 in accordance with the DGCL.
ARTICLE VI
BYLAWS
In furtherance and not in limitation of the powers conferred by the DGCL, but without limiting the rights of any party to the Investor Rights Agreement, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof, the “Bylaws”) without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of the DGCL, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any such provision of the Bylaws, or to adopt any provision inconsistent therewith.

ARTICLE VII
BOARD OF DIRECTORS
Section 7.1 Board of Directors.
(a) Board Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
(b) Number, Election and Term.
(i) Without limiting the rights of any party to the Investor Rights Agreement, or except as otherwise provided for or fixed in any certificate of designation with respect to any series of Preferred Stock, the total number of directors constituting the whole Board shall be determined from time to time by resolution adopted by the Board.
(ii) Without limiting the rights of any party to the Investor Rights Agreement, the directors (other than those directors elected by the holders of any series of Preferred Stock, voting separately as a series or together with one or more such series, as the case may be, such directors (“Preferred Stock Directors”)) shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of such directors. Class I directors shall initially serve for a term expiring at the first annual meeting of stockholders following the Incorporation Date, Class II directors shall initially serve for a term expiring at the second annual meeting of stockholders following the Incorporation Date and Class III directors shall initially serve for a term expiring at the third annual meeting of stockholders following the Incorporation Date. At each annual meeting following the Incorporation Date, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. If the number of such directors is changed (other than in respect of any Preferred Stock Directors), any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Without limiting the rights of any party to the Investor Rights Agreement, the Board is authorized to assign members of the Board already in office at the Incorporation Date to their respective class.
(iii) Any such director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal from office.
(iv) Directors of the Corporation need not be elected by written ballot, unless the Bylaws shall so provide.
Section 7.2 Newly-Created Directorships and Vacancies. Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding in respect of any Preferred Stock Directors and without limiting the rights of any party to the Investor Rights Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders). Any director (other than a Preferred Stock Director) elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

Section 7.3 Resignation and Removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Without limiting the rights of any party to the Investor Rights Agreement, any or all of the directors (other than any Preferred Stock Director) may be removed only for cause and only upon the affirmative vote of the holders of a majority in voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Without limiting the rights of any party to the Investor Rights Agreement, in case the Board or any one or more directors should be so removed, new directors may be elected in accordance with Section 7.2.
Section 7.4 Preferred Stock Directors. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect Preferred Stock Directors, then the election, term of office, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto. Notwithstanding Section 7.1(b), the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed in accordance with Section 7.1(b) hereof, and the total number of directors constituting the whole Board shall be automatically adjusted accordingly and whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right, the terms of office of all such Preferred Stock Directors shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
Section 7.5 Quorum. A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE VIII
CONSENT OF STOCKHOLDERS IN LIEU OF MEETING; ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS
Section 8.1 Consent of Stockholders in Lieu of Meeting. At any time any shares of Class B Common Stock or shares of Class D Common Stock are outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the Bylaws and applicable law. At any time when there are not any shares of Class B Common Stock or Class D Common Stock outstanding, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of Preferred Stock or any class of Common Stock, voting separately as a class or series or separately as a class with one or more other such series or classes, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock or in this Certificate of Incorporation with respect to such class of Common Stock.
Section 8.2  Meetings of Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by or at the direction of the Board, the Chairman of the Board or as otherwise expressly provided in the Bylaws. An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board or a duly authorized committee thereof.

ARTICLE IX
LIMITED LIABILITY; INDEMNIFICATION
Section 9.1 Limited Liability of Directors. To the fullest extent permitted by law, no director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Neither the amendment nor the repeal of this Article IX shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Corporation existing prior to such amendment or repeal.
Section 9.2 Indemnification and Advancement of Expenses.
(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each Person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (for purposes of this Section 9.2, a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, member, manager, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, member, manager, officer, employee or agent, or in any other capacity while serving as a director, member, manager, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such Proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending or otherwise participating in any Proceeding in advance of its final disposition. Notwithstanding the foregoing, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 9.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 9.2 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 9.2(a), except for Proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.
(b) The rights to indemnification and advancement of expenses conferred on any Indemnitee by this Section 9.2 shall not be exclusive of any other rights that any Indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, insurance, an agreement, vote of stockholders or disinterested directors, or otherwise.
(c) Any repeal or amendment of this Section 9.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 9.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d) This Section 9.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to Persons other than Indemnitees.

(e) The Corporation shall purchase and maintain insurance (or be named insured on the insurance policy of an affiliate), on behalf of the Indemnitees and such other Persons as the Board shall determine, in its sole discretion, against any liability that may be asserted against, or expense that may be incurred by, such Person in connection with such Person’s activities on behalf of the Corporation, regardless of whether the Corporation would have the power to indemnify such Person against such liability under the provisions of this Certificate of Incorporation.
ARTICLE X
DGCL SECTION 203
The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
ARTICLE XI
CORPORATE OPPORTUNITIES
Except with respect to any corporate opportunity expressly offered or presented to any Indemnitee solely in his or her capacity as a director or officer of, through his or her service to, or pursuant to a contract with, the Corporation and its Subsidiaries (an “Excluded Opportunity”), to the fullest extent permitted by applicable law, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit, and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by the Corporation or any of its Subsidiaries, independently or with others, including business interests and activities in direct competition with the business and activities of the Corporation or any of its Subsidiaries, with no obligation to offer the Corporation or any of its Subsidiaries the right to participate therein. Nothing in this Certificate of Incorporation, including (without limitation) the foregoing sentence, shall be deemed to supersede any other agreement to which an Indemnitee may be a party or the rights of any other party thereto restricting such Indemnitee’s ability to have certain business interests or engage in certain business activities or ventures. To the fullest extent permitted by applicable law, but subject to the immediately preceding sentence, neither the Corporation nor any of its Subsidiaries shall have any rights in any business interests, activities or ventures of any Indemnitee that are not Excluded Opportunities, and the Corporation hereby waives and renounces any interest or expectancy therein.
To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, and except with respect to any Excluded Opportunities, (i) the engagement in competitive activities by any Indemnitee in accordance with the provisions of this Article XI is hereby deemed approved by the Corporation, all stockholders and all Persons acquiring an interest in the stock of the Corporation, (ii) it shall not be a breach of any Indemnitee’s duties or any other obligation of any type whatsoever of any Indemnitee if an Indemnitee engages in, or directs to another Person, any such business interests or activities in preference to or to the exclusion of the Corporation or any of its Subsidiaries, and (iii) no Indemnitee shall be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person, or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.
In addition to and without limiting the foregoing provisions of this Article XI, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation or any of its Subsidiaries if it is a business opportunity that (i) the Corporation and its Subsidiaries are neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the business of the Corporation and its Subsidiaries or is of no practical advantage to the Corporation and its Subsidiaries, (iii) is one in which the Corporation and its Subsidiaries have no interest or reasonable expectancy, or (iv) is one presented to any account for the benefit of an Indemnitee or an Affiliate of Indemnitee (other than the Corporation or any of its Subsidiaries) over which such Indemnitee has no direct or indirect influence or control, including, but not limited to, a blind trust. To the fullest extent permitted by applicable law, but without limiting any separate agreement to which an Indemnitee may be party with the Corporation or any of its Subsidiaries, no Indemnitee shall (x) have any duty to present business opportunities that are not Excluded Opportunities to the Corporation or any of its Subsidiaries or (y) be liable to the Corporation, any stockholder of the Corporation or any other Person who acquires an interest in the stock of the Corporation, by reason of the fact that such Indemnitee pursues or acquires a business opportunity that is not an Excluded Opportunity for itself, directs such opportunity to another Person or does not communicate such opportunity or information to the Corporation or any of its Subsidiaries.

For avoidance of doubt, the foregoing paragraphs of this Article XI are intended to renounce with respect to the Indemnitees, to the fullest extent permitted by Section 122(17) of the DGCL, any interest or expectancy of the Corporation or any of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are not Excluded Opportunities, and this Article XI shall be construed to effect such renunciation to the fullest extent permitted by the DGCL.
Any Indemnitee may, directly or indirectly, (i) acquire stock of the Corporation, and options, rights, warrants and appreciation rights relating to stock of the Corporation and (ii) except as otherwise expressly provided in this Certificate of Incorporation, exercise all rights of a stockholder of the Corporation relating to such stock, options, rights, warrants and appreciation rights.
To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI.
ARTICLE XII
SEVERABILITY
If any provision of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
ARTICLE XIII
FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim arising under any provision of the DGCL, this Certificate of Incorporation (as it may be amended or restated) or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, in each case, to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery. Notwithstanding the foregoing, in the event that the Delaware Court of Chancery lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.
ARTICLE XIV
AMENDMENTS
Except as otherwise expressly provided in this Certificate of Incorporation and without limiting the rights of any party to the Investor Rights Agreement, in addition to any separate vote of any class or series of capital stock of the Corporation required under the DGCL, this Certificate of Incorporation may be amended by the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XV
DEFINITIONS
Section 15.1 Definitions. As used in this Certificate of Incorporation, the following terms have the following meanings, unless clearly indicated to the contrary:
(a) “501(c) Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) of the Internal Revenue Code (or any successor provision thereto).
(b) “Affiliate” has the meaning given to such term in the Investor Rights Agreement.
(c) “B/D Voting Power” means, at the time of determination (but in any event, prior to the Sunset Time), (i) solely with respect to any matter on which holders of Class B Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, (ii) solely with respect to each matter on which holders of Class D Common Stock are voting separately as a class as required by this Certificate of Incorporation or the DGCL, one vote, and (iii) with respect to each matter on which stockholders of the Corporation are voting generally or any matter in which the Class B Common Stock and Class D Common Stock are voting together as a single class, a number of votes per share equal to the Total B/D Voting Number divided by the total number of shares of Class B Common Stock and Class D Common Stock issued and outstanding. For purposes hereof, the “Total B/D Voting Number” shall mean a number equal to (A) the quotient determined by dividing (1) the sum of (x) the total number of shares of Class A Common Stock and Class C Common Stock issued and outstanding and (y) the total voting power of all shares of Preferred Stock issued and outstanding by (2) 10%; multiplied by (B) 80%.
(d) “BCA” means that certain Business Combination Agreement, dated as of December 23, 2020, by and among the Corporation, Blue Owl Holdings and the other Persons party thereto, as the same may be amended, restated, supplemented or waived from time to time.
(e) “Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act. When used in the context of Economic Shares, Beneficially Owns assumes the Exchange of all Blue Owl Holdings Common Units.
(f) “Blue Owl Holdings” means Blue Owl Capital Holdings LP, a Delaware limited partnership.
(g) “Blue Owl Holdings Common Unit” means one Common Unit as defined in the Blue Owl Holdings Operating Agreement.
(h) “Blue Owl Holdings Operating Agreement” means the Third Amended and Restated Limited Partnership Agreement of Blue Owl Holdings, dated on or about the Effective Date (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).
(i) “Blue Owl Operating Agreements” means the Blue Owl Holdings Operating Agreement and, if applicable, the limited partnership agreement of any other Blue Owl Operating Group Entity.
(j) “Blue Owl Operating Group Entities” means Blue Owl Holdings any other entity designated as a “Blue Owl Operating Group Entity” pursuant to and in accordance with the terms of the Exchange Agreement.
(k) “Blue Owl Unit” means one Blue Owl Holdings Common Unit and, if applicable, one “Common Unit” of each future Blue Owl Operating Group Entity designated in accordance with the terms of the Exchange Agreement.
(l) “Charitable Trust” means a trust that is a 501(c) Organization (whether a determination letter with respect to such exemption is issued before, at or after the Effective Date), and further includes any successor entity that is a 501(c) Organization upon a conversion of, or transfer of all or substantially all of the assets of, a Charitable Trust to such successor entity (whether a determination letter with respect to such successor’s exemption is issued before, at or after the conversion date).
(m) “Determination Time” means 5:00 p.m. New York City time on such date as the disinterested members of the Executive Committee (or, if no Executive Committee is then constituted, the disinterested members of the Board) determine that any shares of Class B Common Stock or Class D Common Stock are shares of Disqualified Stock.

(n) “Disqualified Individual” means a Qualified Individual that (1) has been removed from the Executive Committee for Cause (as defined in the Investor Rights Agreement, and as applicable), (2) is found by either the Board or a final non-appealable judgement of a court of competent jurisdiction to have breached (and not cured, if curable) a non-competition covenant agreement with the Corporation or any of its Subsidiaries or (3) is deceased.
(o) “Disqualified Stock” means shares of Class B Common Stock or Class D Common Stock (i) of the Qualified Individual as to which such shares were initially issued (beneficially or of record) who has become a Disqualified Individual or (ii) which have been Transferred to a Person other than a Qualified Transferee; provided, that no shares of Class B Common Stock or Class D Common Stock Beneficially Owned by Owl Rock Capital Feeder, LLC (“ORC Feeder”), Owl Rock Capital Partners, LP (“ORC Partners”), Dyal Capital SLP LP or any other Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement) or any Person that is a Qualified Stockholder (whether or not a Disqualified Individual or its Qualified Transferees are direct or indirect equityholders thereof, as long as Voting Control of such Person is held, directly or indirectly, by Qualified Individuals other than such Disqualified Individuals and its Qualified Transferees) (each person referenced in this provision an “Included Person” and collectively the “Included Persons”) shall be considered Disqualified Stock, unless unanimously determined by the Executive Committee (other than a Disqualified Individual) (or, if no Executive Committee is then constituted, unanimously determined by the Board).
(p) “Economic Shares” has the meaning given to such term in the Investor Rights Agreement.
(q) “Effective Date” has the meaning given to such term in the preamble.
(r) “Exchange” has the meaning given to such term in the Exchange Agreement.
(s) “Exchange Agreement” means the Third Amended and Restated Exchange Agreement, dated on or about the Effective Date, by and among the Corporation, Blue Owl Holdings and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).
(t) “Executive Committee” means the Executive Committee of the Corporation or other management committee exercising day-to-day management of the Corporation in accordance with the Bylaws and the Investor Rights Agreement.
(u) “Family Member” has the meaning given to such term in the Investor Rights Agreement.
(v) “Incorporation Date” means May 19, 2021.
(w) “Initial Qualified Stockholder” means (1) ORC Feeder, and (2) Dyal Capital SLP LP, in each case with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.
(x) “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
(y) “Investor Rights Agreement” means the Second Amended and Restated Investor Rights Agreement, dated on or about the Effective Date, by and among the Corporation and the other Persons party thereto (as may be amended, restated or otherwise modified from time to time in accordance with the terms thereof).
(z) “Participating Shares” means (i) shares of Class A Common Stock, Class B Common Stock, and (ii) shares of any other class or series of Common Stock or Preferred Stock to the extent that, in accordance with the terms thereof, such shares are entitled to participate with Class A Common Stock in, as applicable, (x) dividends or distributions paid by the Corporation, or (y) any liquidation, dissolution or winding up of the Corporation. Notwithstanding the foregoing, shares of Class C Common Stock and shares of Class D Common Stock shall not be considered Participating Shares except, solely in the case of a liquidation, dissolution or winding up of the corporation, to the extent provided in Section 4.3(c)(ii).
(aa) “Permitted Transfer” means any Transfer that is (i) made to a Permitted Transferee of the transferor upon prior written notice to the Corporation and any other Person to whom notice is required to be given under the Investor Rights Agreement, (ii) a transfer of shares of Class A Common Stock, Class B

Common Stock, Class C Common Stock or Class D Common Stock to the Corporation in accordance with Section 5.1(b), (iii) made in accordance with Article III of the Investor Rights Agreement, (iv) made pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of the Corporation’s stockholders exchanging or having the right to exchange their shares of Common Stock for cash, securities or other property or (v) a Transfer that otherwise constitutes a Permitted Transfer under the Investor Rights Agreement.
(bb) “Permitted Transferee” means: (A) with respect to any Person, (i) any Family Member of such Person, (ii) any Affiliate of such Person, (iii) any Affiliate of any Family Member of such Person, or (iv) if such Person is a natural person, (a) by virtue of laws of descent and distribution upon death of such individual or (b) in accordance with a qualified domestic relations order; and (B) with respect to any Qualified Stockholder, (i) the Persons referred to in clause (A) with respect to such Qualified Stockholder and (ii) any Qualified Transferee of such Qualified Stockholder.
(cc) “Person” has the meaning given to such term in the Investor Rights Agreement.
(dd) “Qualified Entity” means, with respect to a Qualified Stockholder: (a) a Qualified Trust solely for the benefit of (i) such Qualified Stockholder, or (ii) one or more Family Members of such Qualified Stockholder; provided, that with respect to the shares held by such Qualified Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (b) any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity with respect to which Voting Control is held by or which is wholly owned, individually or collectively, by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder; provided, that with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity; (c) any Charitable Trust validly created by a Qualified Stockholder; provided, that with respect to the shares held by such Charitable Trust only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Charitable Trust; (d) a revocable living trust, which revocable living trust is itself both a Qualified Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; provided, that with respect to the shares held by revocable living trust which trust is itself both a Qualified Trust and a Qualified Stockholder, only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such Qualified Trust; (e) any 501(c) Organization or Supporting Organization over which (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder or (iii) any other Qualified Entity of such Qualified Stockholder, individually or collectively, control the appointment of a majority of all trustees, board members, or members of a similar governing body, as applicable, (f) in the case of ORC Feeder, ORC Partners, in each case, with respect to the shares held by such Person only for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity, and (g) in the case of Dyal Capital SLP LP, any Dyal SLP Aggregator (as such term is defined in the Investor Rights Agreement), in each case, with respect to the shares held by such Person for so long as one or more of the Qualified Individuals directly or indirectly have voting power such that one or more of the Qualified Individuals have Voting Control over the shares directly or indirectly held by such entity.
(ee) “Qualified Individual” means any of Doug Ostrover, Marc Lipschultz, Craig Packer, Alan Kirshenbaum, Michael Rees, Sean Ward or Andrew Laurino.
(ff) “Qualified Stockholder” means (i) any Initial Qualified Stockholder, (ii) any Qualified Individual, or (iii) a Qualified Transferee of the foregoing.
(gg) “Qualified Transfer” means any Transfer of a share of Common Stock:
(i) by a Qualified Stockholder (or the estate of a deceased Qualified Stockholder) to (A) one or more Family Members of such Qualified Stockholder or (B) any Qualified Entity of such Qualified Stockholder;

(ii) by a Qualified Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder or (B) any other Qualified Entity of such Qualified Stockholder; or
(iii) by a Qualified Stockholder that is a natural person or revocable living trust to a 501(c) Organization or a Supporting Organization, as well as any Transfer by a 501(c) Organization to a Supporting Organization of which such 501(c) Organization (x) is a supported organization (within the meaning of Section 509(f)(3) of the Internal Revenue Code (or any successor provision thereto)), and (y) has the power to appoint a majority of the board of directors, in each case solely so long as such 501(c) Organization or such Supporting Organization, as applicable, irrevocably elects, no later than the time such share of Class B Common Stock or Class D Common Stock is Transferred to it, that such share of Class B Common Stock or Class D Common Stock shall automatically be converted into Class A Common Stock or Class C Common Stock, respectively, upon the death of such Qualified Stockholder or the natural person grantor of such Qualified Stockholder.
(hh) “Qualified Transferee” means a transferee of shares of Common Stock received in a Transfer that constitutes a Qualified Transfer.
(ii) “Qualified Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder, (b) a Family Member of a Qualified Stockholder or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.
(jj) “Ratably” means, with respect to Participating Shares (determined pursuant to the definition of “Participating Shares”, as of the applicable time), on a per share basis. If, after the Incorporation Date, other terms are approved by the Corporation with respect to participation of any class or series of capital stock in residual distributions of the Corporation and are set forth in this Certificate of Incorporation or any certificate of designation with respect to Preferred Stock, “Ratably” shall automatically be adjusted to take account of such other terms.
(kk) “Restricted Transfer” means any Transfer other than a Permitted Transfer.
(ll) “Subsidiary” has the meaning given to such term in the Investor Rights Agreement.
(mm) “Sunset Time” means 5:00 p.m. New York City time on the first date on which (x) the number of Economic Shares directly or indirectly Beneficially Owned by Qualified Individuals (including through one or more Qualified Transferees or Included Persons) who are none of a Disqualified Individual, a Transferee of a Disqualified Individual nor an Included Person is less than (y) 25% of the Economic Shares directly or indirectly Beneficially Owned by Initial Qualified Stockholders as of the Incorporation Date (assuming, in each case, (i) that immediately prior to such determination an Exchange of all then-outstanding Blue Owl Units by Qualified Stockholders was consummated and (ii) the share counts referenced in the immediately preceding clauses (x) and (y) are equitably adjusted for any stock split, stock dividend, recapitalization, reorganization, merger, amendment of this Certificate of Incorporation, scheme, arrangement or otherwise affecting the Economic Shares occurring after the Incorporation Date; provided, that, for the avoidance of doubt, the foregoing shall be calculated taking into account the Blue Owl Units earned in respect of the Seller Earnout Units (as defined in the BCA)). Notwithstanding the foregoing, any determination made pursuant to the preceding sentence shall not take into account, and shall exclude from consideration, 40% of the Economic Shares issued to ORC Feeder upon closing of the BCA Transaction (such shares being attributable to a party other than a Qualified Individual).
(nn) “Supporting Organization” means an entity that is exempt from taxation under Section 501(c)(3) or Section 501(c)(4) and described in Section 509(a)(3) of the Internal Revenue Code (or any successor provision thereto).
(oo) “Transfer” has the meaning given to such term in the Investor Rights Agreement. Notwithstanding the preceding sentence, for purposes of this Certification of Incorporation, no Exchange of Blue Owl Units for any shares of Common Stock of the Corporation not prohibited by the applicable Blue Owl Operating Agreements, the Exchange Agreement or the Investor Rights Agreement or the conversion of any shares of any class or series of capital stock of the Corporation into another class or series of capital stock of the Corporation shall constitute a “Transfer” hereunder.

(pp) “Voting Control” (x) with respect to a share of Common Stock means the power, directly or indirectly (whether exclusive or, solely among Qualified Individuals, shared), to vote or direct the voting of such share by proxy, voting agreement or otherwise and (y) with respect to any Person, means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning a majority of the voting power of the voting securities of another Person shall be deemed to have voting control of that Person.
ARTICLE XVI
INCORPORATOR
The incorporator of the Corporation is Tom Wasserman, whose mailing address is c/o HPS Investment Partners, LLC, 40 West 57th Street, 33rd Floor, New York, NY 10019.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 1st day of April, 2025.

Alan Kirshenbaum